Exhibit 99.1

Investor Inquires:	Media Inquiries:
John Huyette	Heather Beardsley
+1 610-208-2061	+1 610-208-2278
jhuyette@cartech.com	hbeardsley@cartech.com

CARPENTER TECHNOLOGY REPORTS FOURTH QUARTER AND FISCAL YEAR 2023 RESULTS

PHILADELPHIA - July 27, 2023 - Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the fiscal fourth quarter and year ended June 30, 2023. For the quarter, the Company reported net income of $38.4 million, or $0.78 earnings per diluted share.

Fourth Quarter Fiscal Year 2023 Highlights

•	Exceeded target to return to fiscal year 2019 operating income run rate by the end of fiscal year 2023

•	Achieved adjusted operating income of $62.9 million, up from $39.3 million in the previous quarter and $14.9 million in the fourth quarter of fiscal year 2022

•	Specialty Alloy Operations segment adjusted operating income reached $80.0 million, up from $49.0 million in the previous quarter and $20.0 million in the fourth quarter of fiscal year 2022

•	Net sales excluding surcharge up 14% sequentially and up 39% year-over-year

•	Generated $175 million of cash from operations, $144 million in adjusted free cash flow

First Quarter Fiscal Year 2024 Outlook

•	Expect operating income to be in the range of $61 million to $67 million, in line with previous guidance

•

Expectations would exceed the operating income in the first quarter of fiscal year 2020, our most profitable first quarter in recent history, and be above the historical trend of a sequential seasonal decline in profits

•	With a strong first quarter, well positioned in fiscal year 2024 to take a meaningful step towards our long-term goal of doubling fiscal year 2019 operating income by fiscal year 2027

•	Exceeding targeted productivity gains could accelerate earnings growth in fiscal year 2024 versus current projections

“More than a year ago, we set the goal to return to pre-pandemic (fiscal year 2019) profitability on a run-rate basis by the end of fiscal year 2023. We exceeded that goal in the fourth quarter,” said Tony R. Thene, President and CEO of Carpenter Technology. “Our performance was driven by increased productivity at our facilities, improved product mix and realized price increases.”

“Notably, the Specialty Alloys Operations (“SAO”) segment demonstrated significant improvement, reaching $80.0 million of adjusted operating income, up from $49.0 million in the previous quarter and $20.0 million in the previous year quarter. SAO reached adjusted operating income margin of 16.8 percent, a meaningful increase over the previous quarter’s 11.9 percent margin.”

“In addition to the strong operating performance, we generated $144 million in adjusted free cash flow for the current fourth quarter.”

“Returning to our pre-pandemic profitability is an important milestone on our journey to doubling our operating income by fiscal year 2027 (vs. fiscal year 2019), and we expect to continue our momentum into fiscal year 2024. For the first quarter of fiscal year 2024, we expect operating income to be in the range of $61 million to $67 million. This would exceed the first quarter of fiscal year 2020, our most profitable first quarter in recent history, and would also be a meaningful step up over the historical trend of a sequential seasonal decline in profits in the first quarter of the fiscal year.”

“We are well-positioned to realize our target: we are operating in a strong demand environment in which our customers want more material, sooner, resulting in record backlogs. We are increasing our productivity across facilities, as evidenced by our performance in the fourth quarter of fiscal year 2023, and we are actively managing our preventive maintenance schedules to protect our unique assets, serve our customers and maximize shipments.”

“This is an exciting time at Carpenter Technology. Macro trends are increasing demand across our end-use markets for our broad portfolio of specialized solutions. We have leading capabilities and capacity with a difficult-to-replicate system of assets, and we continue to drive improved productivity to capture the demand.”

Financial Highlights

	Q4	Q4	YTD	YTD
($ in millions except per share amounts)	FY2023	FY2022	FY2023	FY2022
Net sales	$758.1	$563.8	$2,550.3	$1,836.3
Net sales excluding surcharge (a)	$560.0	$403.2	$1,848.0	$1,400.0
Operating income (loss)	$62.9	$24.6	$133.1	$(24.9)
Adjusted operating income (loss) excluding special items (a)	$62.9	$14.9	$133.1	$(34.0)
Net income (loss)	$38.4	$2.6	$56.4	$(49.1)
Earnings (loss) per diluted share	$0.78	$0.05	$1.14	$(1.01)
Adjusted earnings (loss) per diluted share (a)	$0.78	$0.00	$1.14	$(1.06)
Net cash provided from operating activities	$174.9	$106.9	$14.7	$6.0
Adjusted free cash flow (a)	$144.1	$74.4	$(67.6)	$(83.1)

(a)	non-GAAP financial measures explained in the attached tables

Net sales for the fourth quarter of fiscal year 2023 were $758.1 million compared with $563.8 million in the fourth quarter of fiscal year 2022, an increase of $194.3 million (or 34 percent), on 19 percent higher shipment volume. Net sales excluding surcharge were $560.0 million, an increase of $156.8 million (or 39 percent) from the same period a year ago.

Operating income for the fourth quarter of fiscal year 2023 was $62.9 million compared to operating income of $24.6 million in the prior year period. These results primarily reflect strong commercial execution and improved end-use market conditions compared to the prior year period.

Earnings for the fourth quarter of fiscal year 2023 was $0.78 per diluted share compared to $0.05 per diluted share in the prior year quarter. Excluding special items, adjusted earnings per diluted share in the fourth quarter of fiscal year 2022 was $0.00. The increase in earnings per share is driven by significantly higher profitability due to increased volume, improving product mix and higher selling prices.

Cash provided from operating activities in the fourth quarter of fiscal year 2023 was $174.9 million, compared to $106.9 million in the same quarter last year. The increase in operating cash flow primarily reflects higher earnings and inventory reductions during the current quarter. Adjusted free cash flow in the fourth quarter of fiscal year 2023 was $144.1 million, compared to $74.4 million in the same quarter last year. The increase in adjusted free cash flow was primarily due to higher cash from operating activities in the current quarter. Capital expenditures were $30.8 million in the fourth quarter of fiscal year 2023 compared to $32.8 million in the same quarter last year.

Total liquidity, including cash and available revolver balance, was $392.8 million at the end of the fourth quarter of fiscal year 2023. This consisted of $44.5 million of cash and $348.3 million of available borrowings under the Company’s credit facility.

Conference Call and Webcast Presentation

Carpenter Technology will host a conference call and webcast presentation today, July 27th at 10:00 a.m. ET, to discuss the financial results of operations for the fourth quarter and full fiscal year 2023. Please dial +1 412-317-9259 for access to the live conference call. Access to the live webcast will be available at Carpenter Technology’s website (http://www.carpentertechnology.com), and a replay will soon be made available at http://www.carpentertechnology.com. Presentation materials used during this conference call will be available for viewing and download at http://www.carpentertechnology.com.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology

Carpenter Technology Corporation is a recognized leader in high-performance specialty alloy-based materials and process solutions for critical applications in the aerospace, defense, medical, transportation, energy, industrial, and consumer electronics markets. Founded in 1889, Carpenter Technology has evolved to become a pioneer in premium specialty alloys, including titanium, nickel, and cobalt, as well as alloys specifically engineered for additive manufacturing (AM) processes and soft magnetics applications. Carpenter Technology has expanded its AM capabilities to provide a complete “end-to-end” solution to accelerate materials innovation and streamline parts production. More information about Carpenter Technology can be found at www.carpentertechnology.com.

Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter Technology’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the fiscal year ended June 30, 2022, Form 10-Q for the fiscal quarters ended September 30, 2022, December 31, 2022, and March 31, 2023, and the exhibits attached to those filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, medical, transportation, energy, industrial and consumer, or other influences on Carpenter Technology’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter Technology to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the effect of government trade actions; (7) the valuation of the assets and liabilities in Carpenter Technology’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter Technology, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter Technology’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain a qualified workforce and key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production; (16) the impact of potential cyber attacks and information technology or data security breaches; (17) inability of suppliers to meet obligations due to supply chain disruptions or otherwise; (18) inability to meet increased demand, production targets or commitments; (19) the ability to manage the impacts of natural disasters, climate change, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as the COVID-19 pandemic; and (20) geopolitical, economic, and regulatory risks relating to our global business, including geopolitical and diplomatic tensions, instabilities and conflicts, such as the war in Ukraine, as well as compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations. Any of these factors could have an adverse and/or fluctuating effect on Carpenter Technology’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this press release or as of the dates otherwise indicated in such forward-looking statements. Carpenter Technology undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net sales	$758.1	$563.8	$2,550.3	$1,836.3
Cost of sales	639.1	491.8	2,213.0	1,686.5

Gross profit	119.0	72.0	337.3	149.8
Selling, general and administrative expenses	56.1	47.4	204.2	174.7

Operating income (loss)	62.9	24.6	133.1	(24.9)
Interest expense, net	14.1	13.4	54.1	44.9
Debt extinguishment losses, net	—	6.0	—	6.0
Other expense (income), net	0.2	(0.2)	6.5	(12.7)

Income (loss) before income taxes	48.6	5.4	72.5	(63.1)
Income tax expense (benefit)	10.2	2.8	16.1	(14.0)

Net income (loss)	$38.4	$2.6	$56.4	$(49.1)

EARNINGS (LOSS) PER COMMON SHARE:
Basic	$0.78	$0.05	$1.15	$(1.01)

Diluted	$0.78	$0.05	$1.14	$(1.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	48.9	48.6	48.8	48.5

Diluted	49.4	48.7	49.2	48.5

Cash dividends per common share	$0.20	$0.20	$0.80	$0.80

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Year Ended
	June 30,
	2023	2022
OPERATING ACTIVITIES
Net income (loss)	$56.4	$(49.1)
Adjustments to reconcile net income (loss) to net cash provided from operating activities:
Depreciation and amortization	131.0	131.4
Acquisition-related contingent liability release	—	(4.7)
Debt extinguishment losses, net	—	6.0
Deferred income taxes	(0.4)	(3.1)
Net pension expense (income)	19.9	(7.3)
Share-based compensation expense	16.4	10.8
Net loss on disposal of property, plant, and equipment and assets held for sale	2.5	2.0
Changes in working capital and other:
Accounts receivable	(144.5)	(79.0)
Inventories	(140.3)	(71.9)
Other current assets	13.0	8.3
Accounts payable	29.2	95.7
Accrued liabilities	38.2	(24.5)
Pension plan contributions	—	(0.7)
Other postretirement plan contributions	(3.3)	(1.7)
Other, net	(3.4)	(6.2)

Net cash provided from operating activities	14.7	6.0

INVESTING ACTIVITIES
Purchases of property, plant, equipment and software	(82.3)	(91.3)
Proceeds from disposals of property, plant and equipment and assets held for sale	—	2.2

Net cash used for investing activities	(82.3)	(89.1)

FINANCING ACTIVITIES
Credit agreement borrowings	183.7	—
Credit agreement repayments	(183.7)	—
Proceeds from issuance of long-term debt, net of offering costs	—	296.6
Payments on long-term debt	—	(300.0)
Payments for debt extinguishment costs, net	—	(6.0)
Payments for debt issue costs	(1.9)	(0.8)
Dividends paid	(39.4)	(39.2)
Proceeds from stock options exercised	5.0	—
Withholding tax payments on share-based compensation awards	(3.8)	(3.4)

Net cash used for financing activities	(40.1)	(52.8)

Effect of exchange rate changes on cash and cash equivalents	(2.0)	2.7

DECREASE IN CASH AND CASH EQUIVALENTS	(109.7)	(133.2)
Cash and cash equivalents at beginning of year	154.2	287.4

Cash and cash equivalents at end of year	$44.5	$154.2

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	June 30,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$44.5	$154.2
Accounts receivable, net	531.3	382.3
Inventories	639.7	496.1
Other current assets	66.4	86.8

Total current assets	1,281.9	1,119.4
Property, plant, equipment and software, net	1,383.8	1,420.8
Goodwill	241.4	241.4
Other intangibles, net	28.7	35.2
Deferred income taxes	6.6	5.7
Other assets	111.5	109.8

Total assets	$3,053.9	$2,932.3

LIABILITIES
Current liabilities:
Accounts payable	$278.1	$242.1
Accrued liabilities	181.3	133.5

Total current liabilities	459.4	375.6
Long-term debt	693.0	691.8
Accrued pension liabilities	190.1	196.6
Accrued postretirement benefits	45.8	77.4
Deferred income taxes	170.3	162.4
Other liabilities	99.2	98.0

Total liabilities	1,657.8	1,601.8

STOCKHOLDERS’ EQUITY
Common stock	280.7	280.1
Capital in excess of par value	328.4	320.3
Reinvested earnings	1,228.0	1,211.0
Common stock in treasury	(298.0)	(307.4)
Accumulated other comprehensive loss	(143.0)	(173.5)

Total stockholders’ equity	1,396.1	1,330.5

Total liabilities and stockholders’ equity	$3,053.9	$2,932.3

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2023	2022	2023	2022
Pounds sold (000):
Specialty Alloys Operations	61,528	51,626	212,050	187,754
Performance Engineered Products	3,328	2,808	11,864	10,662
Intersegment	(3,428)	(2,674)	(9,792)	(10,304)

Consolidated pounds sold	61,428	51,760	214,122	188,112

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$477.2	$327.2	$1,540.6	$1,137.1
Surcharge	189.8	157.7	673.0	428.5

Specialty Alloys Operations net sales	667.0	484.9	2,213.6	1,565.6

Performance Engineered Products
Net sales excluding surcharge	107.6	92.9	397.1	336.7
Surcharge	11.1	2.9	36.6	7.8

Performance Engineered Products net sales	118.7	95.8	433.7	344.5

Intersegment
Net sales excluding surcharge	(24.8)	(16.9)	(89.7)	(73.8)
Surcharge	(2.8)	—	(7.3)	—

Intersegment net sales	(27.6)	(16.9)	(97.0)	(73.8)

Consolidated net sales	$758.1	$563.8	$2,550.3	$1,836.3

Operating income (loss):
Specialty Alloys Operations	$80.0	$30.0	$179.1	$9.6
Performance Engineered Products	5.9	10.3	31.8	18.1
Corporate	(22.5)	(15.5)	(75.5)	(52.8)
Intersegment	(0.5)	(0.2)	(2.3)	0.2

Consolidated operating income (loss)	$62.9	$24.6	$133.1	$(24.9)

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter’s major premium alloy and stainless steel manufacturing operations. This includes operations performed at mills primarily in Reading and Latrobe, Pennsylvania and surrounding areas as well as South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Additive business and the Latrobe and Mexico distribution businesses. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics. It is our belief this model will ultimately drive overall revenue and profit growth. The pounds sold data above for the PEP segment includes only the Dynamet and Additive businesses.

Corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations and other specifically-identified income or expense items.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments. The residual net pension expense is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, and amortization of actuarial gains and losses and prior service costs and is included in other expense (income), net.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(Unaudited)

ADJUSTED OPERATING MARGIN EXCLUDING
SURCHARGE REVENUE AND SPECIAL ITEMS	Three Months Ended		Year Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net sales	$758.1	$563.8	$2,550.3	$1,836.3
Less: surcharge revenue	198.1	160.6	702.3	436.3

Net sales excluding surcharge revenue	$560.0	$403.2	$1,848.0	$1,400.0

Operating income (loss)	$62.9	$24.6	$133.1	$(24.9)

Special items:
COVID-19 costs	—	0.6	—	5.9
COVID-19 employee retention credits	—	(12.7)	—	(12.7)
Acquisition-related contingent liability release	—	—	—	(4.7)
Environmental site charge	—	2.4	—	2.4

Adjusted operating income (loss)	$62.9	$14.9	$133.1	$(34.0)

Operating margin	8.3%	4.4%	5.2%	(1.4)%

Adjusted operating margin excluding surcharge revenue and special items	11.2%	3.7%	7.2%	(2.4)%

Management believes that removing the impact of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. In addition, management believes that excluding the impact of special items from operating margin is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

ADJUSTED EARNINGS PER DILUTED SHARE EXCLUDING SPECIAL ITEM	Earnings Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Three months ended June 30, 2023, as reported	$48.6	$(10.2)	$38.4	$0.78

Special item:
None reported	—	—	—	—

Total impact of special item	—	—	—	—

Three months ended June 30, 2023, as adjusted	$48.6	$(10.2)	$38.4	$0.78

*	Impact per diluted share calculated using weighted average common shares outstanding of 49.4 million for the three months ended June 30, 2023.

ADJUSTED EARNINGS PER DILUTED SHARE EXCLUDING SPECIAL ITEMS	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Three months ended June 30, 2022, as reported	$5.4	$(2.8)	$2.6	$0.05

Special items:
COVID-19 costs	0.6	—	0.6	0.01
COVID-19 employee retention credits	(12.7)	2.8	(9.9)	(0.20)
Environmental site charge	2.4	(0.5)	1.9	0.04
Debt extinguishment losses, net	6.0	(1.3)	4.7	0.10

Total impact of special items	(3.7)	1.0	(2.7)	(0.05)

Three months ended June 30, 2022, as adjusted	$1.7	$(1.8)	$(0.1)	$—

*	Impact per diluted share calculated using weighted average common shares outstanding of 48.7 million for the three months ended June 30, 2022.

ADJUSTED EARNINGS PER DILUTED SHARE EXCLUDING SPECIAL ITEM	Earnings Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Year ended June 30, 2023, as reported	$72.5	$(16.1)	$56.4	$1.14
Special item:
None reported	—	—	—	—

Total impact of special item	—	—	—	—

Year ended June 30, 2023, as adjusted	$72.5	$(16.1)	$56.4	$1.14

*	Impact per diluted share calculated using weighted average common shares outstanding of 49.2 million for the year ended June 30, 2023.

ADJUSTED LOSS PER DILUTED SHARE EXCLUDING SPECIAL ITEMS	Loss Before Income Taxes	Income Tax Benefit	Net Loss	Loss Per Diluted Share*
Year ended June 30, 2022, as reported	$(63.1)	$14.0	$(49.1)	$(1.01)

Special items:
COVID-19 costs	5.9	(1.3)	4.6	0.08
COVID-19 employee retention credits	(12.7)	2.8	(9.9)	(0.20)
Acquisition-related contingent liability release	(4.7)	1.1	(3.6)	(0.07)
Environmental site charge	2.4	(0.5)	1.9	0.04
Debt extinguishment losses, net	6.0	(1.3)	4.7	0.10

Total impact of special items	(3.1)	0.8	(2.3)	(0.05)

Year ended June 30, 2022, as adjusted	$(66.2)	$14.8	$(51.4)	$(1.06)

*	Impact per diluted share calculated using weighted average common shares outstanding of 48.5 million for the year ended June 30, 2022.

Management believes that earnings (loss) per diluted share adjusted to exclude the impact of special items is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Three Months Ended		Year Ended
	June 30,		June 30,
ADJUSTED FREE CASH FLOW	2023	2022	2023	2022
Net cash provided from operating activities	$174.9	$106.9	$14.7	$6.0
Purchases of property, plant, equipment and software	(30.8)	(32.8)	(82.3)	(91.3)
Proceeds from disposals of property, plant and equipment and assets held for sale	—	0.3	—	2.2

Adjusted free cash flow	$144.1	$74.4	$(67.6)	$(83.1)

Management believes that the adjusted free cash flow measure provides useful information to investors regarding the Company’s financial condition because it is a measure of cash generated which management evaluates for alternative uses. Historically, this non-GAAP financial measure included cash used for dividends paid on outstanding common stock and participating securities. Management believes that excluding cash dividends paid from adjusted free cash flow will provide a more direct comparison to operating cash flow, a GAAP-defined financial measure. Fiscal year 2022 has been reclassified to conform to the current presentation.

PRELIMINARY

SUPPLEMENTAL SCHEDULES

(in millions)

(Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
NET SALES BY END-USE MARKET	2023	2022	2023	2022
End-Use Market Excluding Surcharge Revenue:
Aerospace and Defense	$294.2	$178.5	$919.5	$599.6
Medical	66.6	53.7	241.3	177.2
Transportation	36.8	32.9	121.8	125.2
Energy	34.8	21.0	104.3	76.3
Industrial and Consumer	96.6	82.4	339.4	297.2
Distribution	31.0	34.7	121.7	124.5

Total net sales excluding surcharge revenue	560.0	403.2	1,848.0	1,400.0
Surcharge revenue	198.1	160.6	702.3	436.3

Total net sales	$758.1	$563.8	$2,550.3	$1,836.3